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                   CONTRACT BETWEEN EUROPEAN --- PRAZE PROJECT

                       CONTRACT N deg. ERK6-CT-1999-00013

The European Community ("the Community") represented by the Commission of the European Communities ("the Commission"), itself represented in view of the signature of this contract by Mr ROUTTI JORMA, Director-General for RESEARCH DG or his duly authorised representative, of the one part
and

     - PML Flightlink Ltd. (PML) ("the coordinator"), established in Oakhanger Road, Bordon Trading Estate, GU35 9HY Bordon - Hampshire - United Kingdom, represented by its legal/statutory/authorized representative(s), Mr JOHNSON, Company Secretary,

     - Peugeot Motocycles S.A. (PMTC.DRD), established in Mandeure, 25706 Valentigney, CEDEX - France, represented by its legal/statutory/authorized representative(s), Mr FOUROT, Managing Director.

     - Laboratoires SORAPEC sa (SORAPEC), established in Rue Carnot 192, 94120 FONTENAY- SOUS-BOIS > France, represented by its legal/statutory/authorized representative(s), Mr NICOLAS, President.

     - Vrije Universiteit Brussel (VUB.FTW), established in Pleinlaan 2, 1050 BRUXELLES Belgium, represented bu its legal/statutory/authorized representative(s), Ms Witte, Rector.

- Citelec (CITELEC), established in Fleinlaan 2, 1050 BRUXELLES - Belgium,represented by its legal/statutory/authorized representative(s), Mr SCHAAL, President.

(collectively "the principal contractors"),

of the other part,

(collectively "the contracting parties')

HAVE AGREED to a project called "Personal zero emission transport for the city of the future ('PRAZE')" to be carried out in the framework of the specific research and technological development programme "Energy, Environment and Sustainable Development" (the "specific programme") according to the following provisions.




ARTICLE 1 - SCOPE

The contractors shall carry out the work set out in Annex I to this contract up to the milestone specified in Annex I ("the project") in accordance with the conditions set out in this contract.

Subject to cases of force majeure, the principal contractors shall use reasonable endeavours to achieve the results aimed at by the project and shall carry it out jointly and severally vis-a-vis the Community. The assistant contractors shall use reasonable endeavours to carry out the part of the project specifically assigned to them.


ARTICLE 2 -- DURATION

1. The duration of the project shall be 36 months from the first day of the month after the last signature of the contracting parties.

2. This contract shall enter into force following its signature by all the contracting parties.

This contract shall be completed on the date of the final payment of the Community's financial contribution. However,

-    Articles 5, 6 and 8 of this contract,

-    Article 2(1), first subparagraph, points (a), (d), (e) and (f),
Article 2(2) (c), (d), (h)  and (j), Article 3(4) and (5), Article 4(5),
Article 6, Articles 9 to 21 and Articles 25, 26 and 28 of Annex II to this contract shall continue to apply after that date to the extent of any limitations specified in those Articles.


ARTICLE 3 - ESTIMATED COSTS AND MAXIMUM FINANCIAL CONTRIBUTION OF THE
COMMUNITY

1. The total estimated eligible costs of the project are EUR 1,903,366 (one million nine hundred and three thousand three hundred and sixty-six euros).

2. The Community shall fund the eligible costs of the project in accordance with the table of the indicative breakdown of the estimated eligible costs which follows the signatures to this contract up to a maximum of EUR 998,483 (nine hundred and ninety-eight thousand four hundred and eighty-three euros).

3. The Community's financial contribution to the project shall be paid as specified in Article 3 of Annex II to this contract to the coordinator's following bank account:

                            Royal Bank of Scotland
                            PMLFLI-EURA,
                            P.0. Box 450
                            5-10 Great Tower Street
                            London EC3P 3HX
                            UNITED KINGDOM
                            SORT 16-04-00

The initial advance for the project is fixed at EUR 298,724 (two hundred arid ninety-eight thousand seven hundred and twenty-four euros), It is distributed among the contractors in accordance with the indications laid down in the table of the indicative breakdown of the estimated eligible costs.

The total amount of the initial advance and the periodic payments shall not exceed the maximum amount of the Community's financial contribution referred to in paragraph 2 of this Article, less a guarantee retention. The guarantee retention shall be 15% of the maximum amount of that contribution.

ARTICLE 4 - PROJECT DELIVERABLES AND SUMMARY STATEMENTS OF AMOUNTS TRANSFERRED BY THE COORDINATOR TO BE SUBMITTED TO THE COMMISSION

1. 3 copies of the reports axed 2 copies of the cost statements required under this contract shall be submitted by the coordinator in accordance with Article 4 of Annex II to this contract. The reports shall be in ENGLISH.

Annex I shall determine the number of copies and the language of drafting of the other project deliverables.

2. The periodic and final reports, the corresponding cost statements, including each integrated cost statement, as well as each summary statement of amounts transferred to the contractors by the coordinator shall cover successive periods of 12 months from the project commencement date.

Where the work is completed before the end of the duration of the project, the final report(s) and the corresponding cost statements, including the integrated cost statement, as well as the summary statement of amounts transferred to the contractors by the coordinator shall cover the period ending on such date.

However, and without prejudice to the first or second subparagraphs of this paragraph, the last cost statement of the coordinator- and integrated cost statement shall also cover the period necessary for the drafting of the final report(s) within the maximum time limit o f two months as of the end of the duration of the project.

The other project deliverables, except the technological implementation plan, shall cover the periods set out in Annex I to this contract.

The technological implementation plan shall cover the results of work performed within the duration of the project or until the work is completed if such completion occurs at an earlier date.


ARTICLE 5 - APPLICABLE LAW AND JURISDICTION

1.   The law of Belgium shall govern this contract.

2. The Court of First Instance of the European Communities and, in the case of an appeal, the Court of Justice of the European Communities shall have sole jurisdiction to hear any disputes between the Community, on the one hand, and the contractors, on the other hand, as regards the validity, the application or any interpretation of this contract.


ARTICLE 6 - SPECIAL CONDITIONS

The following special conditions apply to this contract:

1. For the purpose of this contract, Associated States are Bulgaria, the Czech Republic, the Republic of Cyprus, Estonia, Hungary, Iceland, Israel, Latvia, Liechtenstein, Lithuania, Norway, Poland, Romania, Slovakia and Slovenia.

Subject to its final conclusion, the Association Agreement signed with the Swiss Confederation is expected to enter into force on the 01.01.2001.

2. The costs of protection of the knowledge and of measures to demonstrate the potential for exploitation of the knowledge shall also exclude the costs of creating and marketing a product and process and the costs of creating and providing a service.

3. Where the eligible costs of the project are lower than the total estimated eligible costs of the project, the financial contribution from the Community shall be limited to the sum calculated by application of the rates of financial participation set in the table of indicative breakdown of the estimated eligible costs which follows the signatures to this contract.


ARTICLE 7 - AMENDMENTS

This contract, including the annexes thereto, may be modified only in writing, by way of an amendment between the authorised representatives of the contracting parties. No verbal agreement may be binding on the contracting parties for this purpose.

Any request for amendment must be received by the Commission at least two months before the expiry of the duration of the project.


ARTICLE 8 - FINAL PROVISIONS

1. The following annexes are an integral part of this contract:
     Annex I - Description of Nvork

     Annex II - General conditions

2. In the event of any conflict between Annex I and any other provision of this contract, the latter shall take precedence,

3. The special conditions set out in Article 6 of this contract shall take precedence aver any other provisions.


ARTICLE 9 - SIGNATURE AND LANGUAGE OF THE CONTRACT

2 copies of the contract in ENGLISH shall be signed by the contracting parties and only that language version shall be authentic.

Done at Brussels,

On behalf of PML Flightlink Ltd. (PML):

Name: (written in full)  ____________________________________

Title:                   ____________________________________

Signature:               ____________________________________

(stamp of organization)



On behalf of the Commission:

Name (written in full)   ____________________________________

Title:                   ____________________________________

Signature:               ____________________________________

Date:                    ____________________________________









Done at Brussels,

On behalf of Peugeot Motocycles S.A. (PMTC.DRD):

Name: (written in full)  ____________________________________

Title:                   ____________________________________

Signature:               ____________________________________

(stamp of organization)


On behalf of Laboratoires SORAPEC sa (SORAPEC):

Name (written in full)   ____________________________________

Title:                   ____________________________________

Signature:               ____________________________________

(stamp of the organization)